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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2002

SSP SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26227 (Commission File Number)	33-0757190 (IRS Employer Identification No.)

17861 Cartwright Road, Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (949) 851-1085

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4. Changes in Registrant's Certifying Accountant.

        On July 25, 2002, SSP Solutions, Inc. and subsidiaries ("SSP") notified KPMG LLP ("KPMG"), the independent accounting firm that was engaged as SSP's principal accountant to audit SSP's financial statements, that it intended to engage new certifying accountants, in effect terminating SSP's relationship with KPMG. On August 1, 2002, SSP filed a Form 8-K to report the termination of KPMG, which Form 8-K is incorporated by reference into this Amendment No. 1 to Form 8-K.

        On August 2, 2002, SSP engaged Haskell & White LLP ("HW") as its new certifying accountants. SSP has not consulted with HW in the past regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on SSP's financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended ("Securities Act").

        SSP provided KPMG with a copy of the disclosures it made in response to Item 304(a) of the Securities Act in Item 4 of SSP's Form 8-K filed August 1, 2002. SSP requested that KPMG furnish SSP with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements made by SSP in response to Item 304(a) and, if not, stating the respects in which it does not agree. A copy of KPMG's letter is attached as Exhibit 16.1 to this Amendment No. 1 to Form 8-K.

ITEM 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Businesses Acquired. Not applicable.

  (b)
  Pro Forma Financial Information. Not applicable.

  (c)
  Exhibits.

  16.1
  Letter dated August 6, 2002 from KPMG LLP regarding change in certifying accountant

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2002	SSP SOLUTIONS, INC.
	By:	/s/ THOMAS E. SCHIFF Thomas E. Schiff, Chief Financial Officer

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SIGNATURE